JOSEPH TROCHE, CPA
                              50 Whitman Street
                        Hastings on Hudson, NY 10706

May 10, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  Global Concepts, Ltd.

     I have read the statements that Global Concepts has included under Item
4.01 of the Form 8-K report it filed regarding the recent change of auditors. I agree with such statements made regarding our firm. I have no basis to agree or disagree with other statements made under Item 4.01.

						Very truly yours,

						/s/ Joseph Troche, CPA
                                                -----------------------
						Joseph Troche, CPA